Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-00252 on Form S-8 pertaining to the EQT Corporation Employee Savings Plan, as amended by Post-effective Amendment No. 1 to such Registration Statement, of our report dated June 20, 2012, with respect to the financial statements and schedule of the EQT Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania

June 20, 2012

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